Exhibit 99.1

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 20, 2012, Chesapeake Midstream Development, L.L.C., an indirect wholly owned subsidiary of Chesapeake Energy Corporation (the “Company”), closed the sale of 100% of the issued and outstanding equity interests in Chesapeake Midstream Operating, L.L.C. (“CMO”) to Access Midstream Partners, L.P. (“ACMP”) for proceeds of $2.16 billion in cash, subject to post-closing adjustments. CMO, together with its subsidiaries, owns certain midstream gas gathering, processing and related assets in the Eagle Ford, Utica, Niobrara, Haynesville and Marcellus shale plays. We refer to this transaction as the “CMO Sale.”

The unaudited pro forma condensed consolidated balance sheet has been prepared as if the CMO Sale occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and year ended December 31, 2011 have been prepared as if the CMO Sale occurred on January 1, 2011.

The Company’s historical financial statements reflect the effects of assets owned by CMO that were sold prior to the CMO Sale, including amounts related to CMO’s investment in ACMP that was sold in June 2012. The accompanying financial information required by the CMO Sale adjusts for these transactions in the unaudited pro forma condensed consolidated statements of operations as the assets were owned by CMO at the time of their disposal.

The unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. The unaudited pro forma condensed consolidated financial information does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. The pro forma adjustments in the accompanying unaudited pro forma consolidated financial information reflect estimates as well as assumptions. The Company’s management believes these estimates and assumptions are reasonable, but actual results could differ from estimates and assumptions may prove to be incorrect. In addition, the unaudited pro forma consolidated financial information reflects preliminary accounting treatment for the various agreements executed in connection with the CMO Sale. These agreements relate to ongoing business arrangements between the Company and ACMP after the CMO Sale. Final accounting treatment will be reflected on Form 10-K for the year ending December 31, 2012.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	($ in millions)
CURRENT ASSETS:
Cash and cash equivalents	$142	$375	(a)	$517
Other current assets	3,358	—		3,358
Current assets held for sale	111	(100	)(b)	11

Total Current Assets	3,611	275		3,886

PROPERTY AND EQUIPMENT:
Natural gas and oil properties, at cost based on full cost accounting:
Evaluated natural gas and oil properties	51,014	—		51,014
Unevaluated natural gas and oil properties	15,254	—		15,254
Other property and equipment	5,601	—		5,601

Total Property and Equipment, at Cost	71,869	—		71,869

Less: accumulated depreciation, depletion and amortization	(33,573)	—		(33,573)
Property and equipment held for sale, net	2,307	(1,626	)(b)	681

Total Property and Equipment, Net	40,603	(1,626)		38,977

LONG-TERM ASSETS:
Other long-term assets	1,334	—		1,334
Long-term assets held for sale	123	(123	)(b)	—

TOTAL ASSETS	$45,671	$(1,474)		$44,197

CURRENT LIABILITIES:
Other current liabilities	$6,280	$9	(c)	$6,289
Current liabilities held for sale	176	(145	)(b)	31

Total Current Liabilities	6,456	(136)		6,320

LONG-TERM LIABILITIES:
Long-term debt, net	15,755	(1,785	)(a)	13,970
Deferred income tax liabilities	3,418	188	(d)	3,597
		(9	)(c)
Other long-term liabilities	2,349	—		2,349
Long-term liabilities held for sale	2	(2	)(b)	—

Total Long-Term Liabilities	21,524	(1,608)		19,916

EQUITY:
Chesapeake stockholders’ equity	15,327	304	(d)	15,631
Noncontrolling interests	2,364	(34	)(b)	2,330

Total Equity	17,691	270		17,961

TOTAL LIABILITIES AND EQUITY	$45,671	$(1,474)		$44,197

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	($ in millions, except per share data)
REVENUES:
Natural gas, oil and NGL	$4,622	$(45	)(e)	$4,565
		(12	)(f)
Marketing, gathering and compression	3,710	(49	)(g)	3,661
Oilfield services	446	—		446

Total Revenues	8,778	(106)		8,672

OPERATING EXPENSES:
Natural gas, oil and NGL production	1,005	—		1,005
Production taxes	141	—		141
Marketing, gathering and compression	3,631	(26	)(g)	3,605
Oilfield services	321	—		321
General and administrative	440	(21	)(h)	419
Natural gas, oil and NGL depreciation, depletion and amortization	1,856	—		1,856
Depreciation and amortization of other assets	233	(30	)(i)	203
Impairment of natural gas and oil properties	3,315	—		3,315
Losses on sales and impairments of fixed assets and other	286	8	(j)	294

Total Operating Expenses	11,228	(69)		11,159

INCOME (LOSS) FROM OPERATIONS	(2,450)	(37)		(2,487)

OTHER INCOME (EXPENSE):
Interest expense	(63)	7	(k)	(56)
Earnings (losses) on investments	(87)	(49	)(l)	(136)
Gains (losses) on sale of investments	1,061	(1,063	)(m)	(2)
Other Income	2	2	(j)	4

Total Other Income (Expense)	913	(1,103)		(190)

INCOME (LOSS) BEFORE INCOME TAXES	(1,537)	(1,140)		(2,677)

INCOME TAX EXPENSE (BENEFIT)	(599)	(435	)(n)	(1,034)

NET INCOME (LOSS)	(938)	(705)		(1,643)

Net income attributable to noncontrolling interests	(131)	(1	)(l)	(132)

NET INCOME (LOSS) ATTRIBUTABLE TO CHESAPEAKE	(1,069)	(706)		(1,775)

Preferred stock dividends	(128)	—		(128)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(1,197)	$(706)		$(1,903)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(1.86)			$(2.96)
Diluted	$(1.86)			$(2.96)
WEIGHTED AVERAGE COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	643			643
Diluted	643			643

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical	Pro Forma Adjustments		Pro Forma
	($ in millions, except per share data)
REVENUES:
Natural gas, oil and NGL	$6,024	$(55	)(e)	$5,969
Marketing, gathering and compression	5,090	(97	)(g)	4,993
Oilfield services	521	—		521

Total Revenues	11,635	(152)		11,483

OPERATING EXPENSES:
Natural gas, oil and NGL production	1,073	—		1,073
Production taxes	192	—		192
Marketing, gathering and compression	4,967	(43	)(g)	4,924
Oilfield services	402	—		402
General and administrative	548	(27	)(h)	521
Natural gas, oil and NGL depreciation, depletion and amortization	1,632	—		1,632
Depreciation and amortization of other assets	291	(48	)(i)	243
(Gains) losses on sales and impairments of fixed assets	(391)	397	(j)	6

Total Operating Expenses	8,714	279		8,993

INCOME (LOSS) FROM OPERATIONS	2,921	(431)		2,490

OTHER INCOME (EXPENSE):
Interest expense	(44)	1	(k)	(43)
Earnings (losses) on investments	156	(95	)(l)	61
Losses on purchases or exchanges of debt	(176)	—		(176)
Other Income	23	—		23

Total Other Income (Expense)	(41)	(94)		(135)

INCOME (LOSS) BEFORE INCOME TAXES	2,880	(525)		2,355

INCOME TAX EXPENSE (BENEFIT)	1,123	(200	)(n)	923

NET INCOME (LOSS)	1,757	(325)		1,432

Net income attributable to noncontrolling interests	(15)	—		(15)

NET INCOME (LOSS) ATTRIBUTABLE TO CHESAPEAKE	1,742	(325)		1,417
Preferred stock dividends	(172)	—		(172)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$1,570	$(325)		$1,245

EARNINGS PER COMMON SHARE:
Basic	$2.47			$1.96
Diluted	$2.32			$1.88
WEIGHTED AVERAGE COMMON EQUIVALENT SHARES OUTSTANDING (in millions):	637			637
Basic	752			741
Diluted

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 and unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2012 are derived from and should be read in conjunction with the Company’s unaudited condensed consolidated financial statements in its quarterly report on Form 10-Q for the period ended September 30, 2012. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 is derived from and should be read in conjunction with the Company’s audited consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2011.

2. Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following items:

(a)

Adjustments reflect $2.16 billion of cash consideration. Of the $2.16 billion net cash proceeds received, approximately $1.785 billion was used to repay the principal amount outstanding under the Company’s corporate revolving bank credit facility, the amount outstanding as of September 30, 2012. The actual amount repaid upon receipt of funds was $2.16 billion.

(b)	Elimination of the assets, liabilities and equity sold as part of the CMO Sale as of September 30, 2012.

(c)

Adjustments reflect an estimated charge of $23 million for one-time termination benefits to be paid to employees transferring to ACMP as part of the CMO Sale. Of the $23 million, approximately $14 million relates to the vesting of stock-based compensation awards and approximately $9 million relates to cash benefit payments. The adjustments on the unaudited pro forma condensed consolidated balance sheet include a $9 million liability related to the cash benefit payments, a $9 million deferred tax benefit related to the $23 million of one time termination costs, a $14 million increase to additional paid-in capital related to the vesting of stock-based compensation awards and an offsetting decrease of $14 million to retained earnings.

As these are nonrecurring one-time termination benefits, the pro forma adjustments on the unaudited pro forma condensed consolidated statements of operations do not include these adjustments.

(d)

Adjustments reflect the gain of $300 million, net of tax of $192 million, on the CMO Sale based on the net book value of the assets, liabilities and equity sold as of September 30, 2012. This gain does not reflect capital expenditures made between the effective date of October 1, 2012, and the closing date on which the purchase price of $2.16 billion was calculated. The purchase price of $2.16 billion assumes estimated capital expenditures for the period between the effective date and closing date to be approximately $193 million. Including these capital expenditures, the gain is expected to be lowered to approximately $182 million, net of tax of $117 million.

(e)	Adjustment reflects gathering expenses that would have been incurred by the Company had CMO been sold on January 1, 2011.

(f)

Concurrent with the closing of the CMO Sale, the Company entered into new gathering agreements effective July 1, 2012, resulting in increased revenue deductions relative to prior contractual arrangements. Gathering and transportation costs are accounted for as deductions to natural gas, oil and NGL revenues.

(g)	Reduction of third-party gathering revenues and expenses as a result of the CMO Sale.

(h)	Reduction of general and administrative expenses as a result of the CMO Sale.

(i)	Reduction of depreciation and amortization expense as a result of the CMO Sale.

(j)

Elimination of other expenses and gains (losses) on the sales and impairments of fixed assets as a result of the CMO Sale. These assets were held by CMO at the time of their disposal and therefore have been included in the pro forma adjustments.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

(k)	Reduction of interest expense associated with the midstream revolving bank credit facility that was used exclusively for midstream operations until it was fully repaid and terminated in June 2012.

(l)	Elimination of net earnings on CMO’s investments including its investment in ACMP that was sold in June 2012.

(m)	Elimination of the gain on the sale of CMO’s investment in ACMP that was sold to funds affiliated with Global Infrastructure Partners in June 2012.

(n)

Income tax expense (benefit) based on the Company’s historical statutory tax rate applied to the cumulative effect of changes referenced within the unaudited pro forma condensed consolidated statement of operations.